Exhibit 10.3

INCENTIVE UNIT GRANT AGREEMENT

Class E Units

THIS INCENTIVE UNIT GRANT AGREEMENT (this “Agreement”) is made as of October 7, 2015 (the “Grant Date”), by and between 21st Century Oncology Investments, LLC, a Delaware limited liability company (the “Company”) and [              ] (“Executive”).  Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the LLC Agreement (as defined below).

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant to Executive the number of Class E Units set forth on Schedule I (“Incentive Units”); and

WHEREAS, the award of the Incentive Units is intended to qualify for an exemption from the registration requirements under the Securities Act (as defined below), and under similar exemptions under applicable state securities laws.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.                                      Definitions.

1.1.                            Activity Date.  The term “Activity Date” shall mean, in the event Executive engages in any Prohibited Activity, the first date on which Executive engages in such Prohibited Activity.

1.2.                            Agreement.  The term “Agreement” shall have the meaning set forth in the preface.

1.3.                            Board.  The term “Board” shall mean the board of managers of the Company.

1.4.                            Cause.  The term “Cause” used in connection with the termination of employment of Executive shall (a) have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, (b) mean the termination of Executive’s employment after Executive’s: (i) material breach of this Agreement, the LLC Agreement, the Securityholders Agreement, an employment agreement or any other written agreement between Executive and the Company or its subsidiaries, (ii) a material breach of any fiduciary, confidentiality, non-disclosure, non-competition, non-solicitation, non-interference, non-disparagement obligations to the Company or its subsidiaries (including without limitation, Executive’s engagement in any Prohibited Activities as defined herein), (iii) willful refusal or failure to perform Executive’s material duties to the Company or its subsidiaries (including, without limitation, full cooperation in any audit or investigation involving the Company and/or its subsidiaries) other than due to Executive’s death or Disability, (iv) failure to follow the lawful directives of Executive’s superior or the Board, (v) commission or indictment of any felony or a misdemeanor involving moral turpitude, (vi) fraudulent activity, (vii) material violation of any policies of the Company and/or its subsidiaries and (viii) any other misconduct or omission by

Executive which is injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  In the case of sub-clauses (i), (ii), (iii), (iv), (vii) and (viii), to the extent curable as determined by the Company or its subsidiaries, Executive shall be given written notice and five (5) business days to cure any such act or omission prior to being terminated for Cause.  For the avoidance of doubt, a resignation by Executive shall be treated as a termination for “Cause” if there were grounds to terminate Executive for Cause prior to or at the time of such resignation.

1.5.                            Code.  The term “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

1.6.                            Company.  The term “Company” shall have the meaning set forth in the preface.

1.7.                            Disability.  The term “Disability” used in connection with the termination of employment of Executive shall (a) have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Disability” is then in effect, (b) mean the inability of Executive to perform the essential functions of Executive’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months; provided that with respect to paragraph (b) above, the period of six (6) months shall be deemed continuous unless Executive returns to work for at least thirty (30) consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six (6) month period and the date of such Disability shall be on the first day of such six (6) month period.

1.8.                            Executive.  The term “Executive” shall have the meaning set forth in the preface.

1.9.                            Executive Group.  The term “Executive Group” shall mean Executive and Executive’s Permitted Transferees.

1.10.                     Grant Date.  The term “Grant Date” shall have the meaning set forth in the preamble hereto.

1.11.                     Holdings.  The Term “Holdings” means 21st Century Oncology Holdings, Inc.

1.12.                     Holdings Common Stock.  The term “Holdings Common Stock” means the common stock of Holdings.

1.13.                     Holdings Public Offering.  The term “Holdings Public Offering” means a sale of Holdings Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act (provided that a public offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing security holders or employees of the Company or any of its subsidiaries on Form S-4 or Form S-8 (or any successor forms).

1.14.                     Incentive Units.  The term “Incentive Units” shall have the meaning set forth in the preface.

1.15.                     IPO Date.  The term “IPO Date” shall mean the date on which a Public Offering or a Holdings Public Offering, as the case may be, is consummated.

1.16.                     LLC Agreement. The term “LLC Agreement” shall mean that certain Seventh Amended and Restated Limited Liability Company Agreement, effective as of October 7, 2015 and as substantially in the form attached hereto as Exhibit A, by and among the Company and the members of the Company from time to time party thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

1.17.                     Permitted Transferee.  The term “Permitted Transferee” means any transferee of Units pursuant to clauses (e) or (f) of the definition of “Exempt Employee Transfer” as defined in the Securityholders Agreement.

1.18.                     Prohibited Activities.  The term “Prohibited Activities” shall mean the activities that are prohibited under the covenant not to compete, not to solicit or hire employees, not to solicit or disrupt business relations, not to disparage or any similar restrictions, in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a covenant not to compete is then in effect, Executive would be deemed to be engaged in “Prohibited Activities” if Executive, during the term of his or her employment or engagement and for a period of three (3) years following the Termination Date, (i) engages in any business activities for himself or on behalf of any enterprise in any capacity or owns any interest in any entity which competes or is competitive with the Company in the business of organizing, establishing, developing, providing or managing radiation therapy services or services ancillary thereto, in any state in which the Company, its Affiliates and/or any of their respective joint ventures then operate or has plans to operate as of the Termination Date, (ii) interferes or disrupts or attempts to interfere or disrupt, the relationships between the Company, its Affiliates and/or their respective joint ventures and any patient, referral source or supplier or other person having business relationships with the Company, its Affiliates and/or their respective joint ventures, (iii) solicits, induces or hires, or attempts to solicit, induce or hire, any employee, consultant or agent of the Company, its Affiliates and/or their respective joint ventures (such employees, consultants or agents to be covered by this restriction while so employed or engaged and for a period of six (6) months thereafter) or (iv) publishes or makes any disparaging statements about the Company, any Affiliate of the Company, or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public, except that the ownership of no more than two (2) percent of the stock of a publicly traded corporation shall not be deemed participation in or affiliation with an entity or person so long as Executive has no other connection or relationship with such entity or person. For purposes of this definition, the term “Affiliate” shall only include the Company and its direct or indirect parent entities or subsidiaries.

1.19.                     Securities Act.  The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.20.                     Termination Date.  The term “Termination Date” means the date upon which Executive’s employment with the Company and its subsidiaries is terminated.

2.                                      Grant.  Pursuant to the terms and subject to the conditions set forth in this Agreement and the provisions of the LLC Agreement and the Securityholders Agreement, the Company will grant to Executive and Executive will accept from the Company, the Incentive Units, without any consideration paid, or any other Capital Contribution made or deemed made, by or on behalf of Executive in respect thereof.  The Floor Amount of the Incentive Units as of the date hereof is $0.

2.1.                            Section 83(b) Election.  With respect to the Incentive Units, within ten (10) days after the Grant Date, Executive shall file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Code in the form of Exhibit B attached hereto.  Executive shall provide the Company with proof of such timely filing.

3.                                      Investment Representations of Executive.

3.1.                            Representations and Warranties.  In connection with the issuance of the Incentive Units hereunder, Executive represents and warrants to the Company that as of the date hereof:

(a)                                 The Incentive Units to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state or foreign securities laws, and the Incentive Units will not be disposed of in contravention of the Securities Act or any applicable state or foreign securities laws.

(b)                                 This Agreement, the LLC Agreement and the Securityholders Agreement constitute the legal, valid and binding obligation of Executive, enforceable in accordance with their respective terms and conditions, and the execution, delivery and performance of this Agreement, the LLC Agreement and the Securityholders Agreement by Executive do not and will not conflict with, violate or cause a breach of any agreement or instrument to which Executive is a party or subject or any judgment, order or decree to which Executive is subject.

(c)                                  Executive is an employee or service provider to the Company or its subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Incentive Units.

(d)                                 If the Company has notified Executive (including, without limitation, by a notice set forth on the signature page attached hereto) that it is relying or may rely on an exemption pursuant to Regulation D of the Securities Act for the issuance of the Incentive Units to Executive, Executive is an “accredited investor” within the meaning of Regulation D of the Securities Act.

(e)                                  Executive is able to bear the economic risk of Executive’s investment in the Incentive Units for an indefinite period of time because the Incentive Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(f)                                   Executive (i) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Incentive Units and (ii) has had full access to such other information concerning the Company as Executive has requested in connection with the investments contemplated hereby.

(g)                                  Executive acknowledges and agrees that there may be additional issuances of units of the Company on or after the Grant Date and the Incentive Units of Executive may be diluted in connection with any such issuance in the Company’s sole discretion.

(h)                                 Executive acknowledges and agrees that neither the Company nor any of its Affiliates or representatives has made any representations regarding such tax consequences or benefits upon which Executive has relied and that neither the Company nor any of its Affiliates or representatives shall have any liability or obligation to Executive with respect to any such tax liabilities.

(i)                                     Executive is a resident of the city, state and country indicated on the signature page to this Agreement.

(j)                                    Executive acknowledges and agrees that Executive received and reviewed a copy of the Securityholders Agreement and the LLC Agreement and that the Incentive Units are subject to the terms and conditions of the Securityholders Agreement and the LLC Agreement.

(k)                                 The Company has advised Executive that a notation in the form set forth below and the legends set forth in Section 9.2 of the Securityholders Agreement shall be placed in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer (and if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Incentive Units):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN AN INCENTIVE UNIT GRANT AGREEMENT BETWEEN THE ISSUER AND [    ], DATED AS OF OCTOBER 7, 2015, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

3.2.                            Acknowledgment of Reliance.  Executive acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

4.                                      Vesting of Units; Forfeiture.

4.1.                            The Incentive Units issued to Executive pursuant to this Agreement shall be fully vested on the Grant Date; provided, however, 100% of the Incentive Units (whether held by Executive or his or her Permitted Transferees) shall be immediately forfeited without consideration or the need for any further action by any Person in the event of the termination of Executive’s employment for any or no reason.

4.2.                            Engagement in Prohibited Activity.  Notwithstanding anything to the contrary herein, if Executive engages in any Prohibited Activity, whether on or after the Termination Date, then all Incentive Units held by the Executive Group shall expire and be immediately forfeited without consideration or the need for any further action by any Person. If Executive engages in any Prohibited Activity, then Executive shall be required to pay to the Company, within ten (10) business days following the Activity Date, an amount equal to the aggregate proceeds the Executive Group received upon the sale or other disposition of any Units (including any consideration received by Executive with respect to such Incentive Units in connection with a Company Sale, a Public Offering or a Holdings Public Offering).

5.                                      Miscellaneous.

5.1.                            Transfers to Permitted Transferees.  Prior to the transfer of Incentive Units to a Permitted Transferee (other than a transfer in connection with or subsequent to a Company Sale), Executive shall deliver to the Company a written agreement (in a form acceptable to the Company) of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement (including, without limitation, making the same representations and warranties as Executive hereto), the LLC Agreement and the Securityholders Agreement and (b) acknowledging that the Incentive Units transferred to such Person will continue to be Incentive Units for purposes of this Agreement in the hands of such Person.  Any transfer or attempted transfer of Incentive Units in violation of any provision of this Agreement, the LLC Agreement or the Securityholders Agreement shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee of such Incentive Units as the owner of such Incentive Units for any purpose.

5.2.                            Recapitalizations, Exchanges, Etc., Affecting Units.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Incentive Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in Units, issuance of Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

5.3.                            Executive’s Employment by the Company.  Nothing contained in this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ or otherwise engage Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment or engagement of Executive at any time or for any reason whatsoever, with or without Cause.

5.4.                            Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement, the LLC Agreement and the Securityholders Agreement; provided further that Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership, is a third party beneficiary of the Company’s rights under this Agreement and shall have the right to enforce the provisions hereof on the Company’s behalf in its sole discretion.

5.5.                            Amendment; Waiver.  This Agreement may be amended only by a written instrument signed by the parties hereto.  No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

5.6.                            Governing Law.  This Agreement and all disputes of the parties relating to the entering into and performance under this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to its conflict of laws principles that would require the application of the laws of another jurisdiction.

5.7.                            Jurisdiction.  Any suit, action or proceeding with respect to this Agreement or the matters set forth herein shall be brought in the State Courts of the State of Delaware, New Castle County and the United States District Court for the District of Delaware, located in New Castle County, and each of the Company and each member of the Executive Group hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  Each member of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any State Court of the State of Delaware, New Castle County or in the United States District Court for the District of Delaware, located in New Castle County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

5.8.                            Notices.  All notices and other communications hereunder shall be sent in accordance with the LLC Agreement.

5.9.                            Integration.  This Agreement and the documents referred to herein or delivered pursuant hereto (including, without limitation, the LLC Agreement and the Securityholders Agreement) contain the entire understanding of the parties with respect to the subject matter hereof and thereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein.  This Agreement and the documents referred to herein or delivered pursuant hereto (including, without limitation, the LLC Agreement and the Securityholders Agreement) supersede and cancel all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.  The parties hereby agree and acknowledge that, other than as provided or referenced herein, Executive holds no other incentive equity units in the Company, and to the extent incentive equity units were granted previously, Executive hereby forfeits any and all such incentive equity units, for no consideration and without the need for any further action by either party.

5.10.                     Counterparts.  This Agreement may be executed in separate counterparts (including by means of telecopied signature pages and electronic signature pages delivered by PDF), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.11.                     Injunctive Relief.  Without intending to limit the remedies available to each of the parties hereto, the Company, Executive and Executive’s Permitted Transferees each acknowledges that a breach of any of the terms of this Agreement may result in material and irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, each party hereto shall be entitled to seek a temporary restraining order and/or preliminary or permanent injunction restraining the other party (and their Permitted Transferees) from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the terms hereof.  If for any reason it is held that the restrictions under this Agreement are not reasonable or that consideration therefore is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Agreement as will render such restrictions valid and enforceable.

5.12.                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.13.                     Rights Cumulative; Waiver.  The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

5.14.                     Spousal Consent.  If Executive is lawfully married as of the date hereof, Executive’s spouse shall execute and deliver to the Company the Consent in the form of Exhibit C attached hereto. No spouse executing the Consent or any such writing solely by reason of such spouse’s “community property” interest in the Incentive Units (if any), shall be considered to be a “Member” under the LLC Agreement for any purposes whatsoever.

5.15.                     Taxes. The Company or its subsidiaries shall be entitled to deduct or withhold from any cash amounts owing to Executive any taxes imposed with respect to Executive’s compensation or other payments from the Company or its subsidiaries or Executive’s ownership interest in the Company, including wages, bonuses and/or cash distributions. To the extent that such amounts are insufficient to permit the Company or its subsidiaries to satisfy withholding obligations solely with respect to such taxes arising from Executive’s compensation or other payments from the Company or its subsidiaries, Executive shall indemnify the Company and its subsidiaries for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.

5.16.                     Survival. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement shall survive Executive’s termination of employment or service and shall remain in full force and effect after such termination.

5.17.                     Deemed Transfer of Executive Securities. If, pursuant to the terms and conditions of this Agreement any Incentive Units are forfeited in accordance with the provisions of this Agreement, the Securityholders Agreement or the LLC Agreement, then from and after such time, the Person holding such forfeited units shall no longer have any rights as a holder of such units and such units shall be deemed forfeited in accordance with the applicable provisions hereof and thereof and the Company shall be deemed the owner and holder of such units, whether or not the certificates therefor, if any, have been delivered.

6.                                      Joinder to LLC Agreement and Securityholders Agreement.  If Executive is not already a party to the LLC Agreement and the Securityholders Agreement, then by virtue of the grant of the Incentive Units and Executive’s execution of this Agreement, Executive hereby joins and becomes a party to, and the Company hereby accepts Executive as a party to, each of the LLC Agreement as a Management Member and the Securityholders Agreement as an Other Holder.  The Company and Executive each acknowledges and agrees that Executive shall be entitled to the applicable benefits, and shall be subject to the applicable obligations under the LLC Agreement and the Securityholders Agreement.  In the event that Executive fails to timely comply with any of Executive’s obligations under the LLC Agreement or Securityholders Agreement as determined by the Board in its good-faith discretion, Executive may be required to immediately forfeit any or all of the Incentive Units outstanding at the time of such non-compliance without any consideration being paid therefor.  By virtue of the grant of the Incentive Units and Executive’s execution of this Agreement, Executive shall be deemed to have granted Executive’s perpetual and irrevocable power of attorney to the Company, with full right, power and authority to take all actions necessary and/or desirable on behalf of Executive to effectuate the provisions of the LLC Agreement and Securityholders Agreement with respect to all Incentive Units owned by Executive and acquired by Executive hereunder.  If Executive is already a party to the LLC Agreement, then, by virtue of the grant of the Units hereunder and Executive’s execution of this Agreement, Executive hereby consents to the terms and conditions set forth in the LLC Agreement and hereby joins and becomes a party to the LLC Agreement.

*****

IN WITNESS WHEREOF, the parties have executed this Incentive Unit Grant Agreement as of the date first above written.

21ST CENTURY ONCOLOGY INVESTMENTS, LLC

By:
Name:
Title:

EXECUTIVE

Name:

Address:

SCHEDULE I

Name	Number of Units	Type of Units
E

EXHIBIT A

SEVENTH AMENDED AND RESTATED LLC AGREEMENT

See attached.

EXHIBIT B

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned was granted units (the “Units”) of 21st Century Oncology Investments, LLC (the “Company”) on October 7, 2015.  The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned was granted the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2015 the excess, if any, of the Units’ fair market value on October 7, 2015 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.                                      The name, address and social security number of the undersigned:

[ ]

SSN:

2.                                      A description of the property with respect to which the election is being made: All Class E Units granted to the undersigned on October 7, 2015.

3.                                      The date on which the property was transferred: October 7, 2015.  The taxable year for which such election is made: calendar year 2015.

4.                                      The restrictions to which the property is subject: if the undersigned ceases to be employed by the Company or any of its subsidiaries under certain circumstances or engages in competitive activity, all or a portion of the Units may be subject to forfeiture and cancellation.  The Units are also subject to transfer restrictions.

5.                                      The aggregate fair market value on October 7, 2015 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $0.

6.                                      The aggregate amount paid for such property: $0.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:
[ ]

EXHIBIT C

CONSENT OF SPOUSE

I,             , the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing Incentive Unit Grant Agreement (the “Agreement”) and that I understand its contents.  I am aware that the Agreement provides for the forfeiture of my spouse’s Incentive Units (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Incentive Units.  I agree that my spouse’s interest in the Incentive Units is subject to the Agreement and any interest I may have in such Incentive Units shall also be irrevocably bound by the Agreement and, further, that my community property interest in such Incentive Units, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel.  I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

Acknowledged and agreed this day of , 201

Name:
Witness